UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
____________________
FORM 8-K
_________________________________________
Current report pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
December 27, 2022
_______________________
(Exact name of registrant as specified in its charter)
_______________________

California	0-10661	94-2792841
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

63 Constitution Drive	Chico,	California	95973
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (530) 898-0300
_____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	TCBK	Nasdaq
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Modified Compensatory Plan. The Compensation Committee of the Board of Directors of TriCo Bancshares (the “Company”) approved amendments to the TriCo Bancshares Supplemental Executive Retirement Plan (“SERP”) and corresponding Participation Agreement with three of its executive officers. The SERP was previously filed as Exhibit 10.15 to TriCo’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004. The amendment to the SERP and Participation Agreements were executed on December 27, 2022 (collectively, the “Amendments”).

The Amendments are for SERP participants Richard P. Smith, President and Chief Executive Officer; Craig B. Carney, Executive Vice President – Chief Credit Officer; and Daniel K. Bailey – Executive Vice President and Chief Banking Officer (the “Executives”).

The Amendments amend Section 4.1 of the SERP to freeze the amount of Normal Retirement Benefit (as defined in the SERP) each Executive is entitled to under the SERP. Previously payments generally were based on a formula using the Executive’s five highest years of cash compensation, with adjustments for Social Security and the Company’s Employee Stock Ownership Plan, causing variable compensation each year. Furthermore, due to the amendment to Section 4.1 of the SERP, Section 4.6 of the SERP was deleted (Form of Benefit Payment) with respect to each of the Executives.

The annual lifetime payments under the Amendments are as follows:

Executive	Annual Amount (1)(2)(3)
Richard P. Smith	$785,000
Craig B. Carney	272,100
Daniel K. Bailey	221,700
(1) Payments are made monthly.
(2) In the form of a 100% joint and survivor annuity.
(3) In the event Messrs. Smith, Carney and Bailey are no longer married to their current spouses at the time benefit payments commence, such payments will be in the form of single life annuities equal annually to $975,000, $320,000, and $255,000, respectively.

Item 7.01 Regulation FD Disclosure

The Company expects to recognize a pre-tax charge of approximately $2.6 million in the fourth quarter of fiscal year 2022 related to the above-described Amendments. The impact of the amendments on the named executive officers is expected to fix the future benefits they will receive under the SERP, subject to certain vesting requirements. Amounts related to these changes will be reflected in future years in the executive compensation tables in the Company's annual meeting proxy statement titled Summary Compensation and Supplemental Executive Retirement Plan.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits
10.1    Amendment to SERP and Participation Agreement – Richard P. Smith
10.2    Amendment to SERP and Participation Agreement – Daniel K. Bailey
10.3    Amendment to SERP and Participation Agreement – Craig B. Carney

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRICO BANCSHARES

Date: December 28, 2022	/s/ Peter G. Wiese
Peter G. Wiese, Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)